UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2012

Medley capital corporation

(Exact name of registrant as specified in its charter)

Delaware	1-35040	27-4576073
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

375 Park Avenue, 33rd Floor New York, NY 10152
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (212) 759-0777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

Additional Commitment for Revolving Facility

On March 30, 2012, Medley Capital Corporation (the “Company”) entered into an Incremental Assumption Agreement (“Incremental Assumption Agreement”) with MOF I BDC LLC, as subsidiary guarantor, ING Capital LLC, as administrative agent (the “Administrative Agent”), and OneWest Bank FSB, as assuming lender (“OneWest”), whereby OneWest agreed to provide a commitment of $15 million, pursuant to the Senior Secured Revolving Credit Agreement, dated as of August 4, 2011 (the “Credit Agreement”), among the Company, the Administrative Agent and certain lenders party thereto from time to time. A copy of the Incremental Assumption Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein. The Credit Agreement was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 9, 2011.

On April 3, 2012, the Company also issued a press release regarding the commitment, which is attached hereto as Exhibit 99.1, and incorporated by reference herein.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Incremental Assumption Agreement, dated as of March 30, 2012, among Medley Capital Corporation, as Borrower, MOF I BDC LLC, as Subsidiary Guarantor, ING Capital LLC, as Administrative Agent, and OneWest Bank FSB, as Assuming Lender

99.1	Press Release, dated April 3, 2012

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDLEY CAPITAL CORPORATION

Date: April 4, 2012	/s/ Richard T. Allorto, Jr. Name: Richard T. Allorto, Jr.
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Incremental Assumption Agreement, dated as of March 30, 2012, among Medley Capital Corporation, as Borrower, MOF I BDC LLC, as Subsidiary Guarantor, ING Capital LLC, as Administrative Agent, and OneWest Bank FSB, as Assuming Lender

99.1	Press Release, dated April 3, 2012